Exhibit 99.3

Smith & Wesson Brands, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 24, 2020, or the Distribution Date, at 12:01 a.m. Eastern Time, the previously announced separation, or the Separation, of our wholly owned subsidiary, American Outdoor Brands, Inc., a Delaware corporation, or AOUT, from our company was completed. The Separation was achieved through the transfer of all the assets and legal entities, subject to any related liabilities, associated with our outdoor products and accessories business to AOUT, which we refer to as the Transfer, and the distribution of 100% of the AOUT outstanding capital stock to holders of our common stock as of the close of business on August 10, 2020, or the Record Date, which we refer to as the Distribution. In connection with the Distribution, our stockholders received one share of AOUT common stock for every four shares of our common stock held as of the close of business on the Record Date. Following the Distribution, AOUT became an independent, publicly traded company, and we retain no ownership interest in AOUT. Our common stock will continue to trade on the Nasdaq Global Select Market under the ticker symbol “SWBI.” AOUT common stock will trade on the Nasdaq Global Select Market under the ticker symbol “AOUT.” We have received an opinion from counsel to the effect that, among other things, the transfer of the assets and legal entities, subject to any related liabilities, associated with the outdoor products and accessories business, to AOUT, will qualify as a transaction that is tax-free for U.S. federal income tax purposes, except to the extent of any cash received in lieu of fractional shares.

The following unaudited pro forma condensed consolidated statements of income for the years ended April 30, 2020, 2019, and 2018 reflect the results of operations as if the Distribution had occurred on May 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of April 30, 2020 assumes that the Distribution occurred as of April 30, 2020. The unaudited pro forma condensed consolidated financial information should be read together with our historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our annual report on Form 10-K for the fiscal year ended April 30, 2020.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what our consolidated statements of income and balance sheet actually would have been had the separation occurred on the dates indicated above, and do not reflect all actions that may be undertaken by us after the Distribution and disposition of AOUT. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations and financial position for any future period.

The “Historical SWBI (as reported)” column in the unaudited pro forma condensed consolidated financial statements reflects our historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the Separation and related transactions.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated statements of income was derived from our consolidated financial statements and related accounting records for the years ended April 30, 2020, 2019, and 2018 and reflects the results of the outdoor products and accessories business, adjusted to include costs directly attributed to that business and to exclude corporate overhead costs that were previously allocated to the outdoor products and accessories businesses for each period. The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated balance sheet was derived from our consolidated financial statements and the related accounting records as of April 30, 2020, adjusted to include certain assets and liabilities that were transferred to AOUT pursuant to the Separation and Distribution Agreement. Beginning in the second quarter of fiscal 2021, the outdoor products and accessories business historical financial results for periods prior to the Distribution Date will be reflected in our consolidated financial statements as a discontinued operation.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed consolidated financial statements was based on available information and assumptions that we believe are reasonable, that reflect the impacts of events directly attributable to the Separation and related transactions that are factually supportable, and for purposes of the condensed consolidated statements of income, are expected to have a continuing impact on our company. The pro forma adjustments may differ from those that have been or will be calculated to report the outdoor products and accessories business as a discontinued operation in our historical and future filings, and do not reflect future events that may occur after the Separation, including potential selling, general, and administrative dis-synergies and the expected charges or the expected realization of any cost savings or other synergies.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Year Ended April 30, 2018

	Historical SWBI (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma SWBI
Net sales	$606,850	$(154,058)	$—	$452,792
Cost of sales	411,098	(78,209)	—	332,889

Gross profit	195,752	(75,849)	—	119,903

Operating expenses:
Research and development	11,361	(3,801)	—	7,560
Selling, marketing, and distribution	55,805	(25,466)	—	30,339
General and administrative	101,538	(41,904)	—	59,634

Total operating expenses	168,704	(71,171)	—	97,533

Operating income	27,048	(4,678)	—	22,370

Other (expense)/income, net:
Other income/(expense), net	1,737	(71)	—	1,666
Interest expense, net	(11,168)	—	—	(11,168)

Total other (expense)/income, net	(9,431)	(71)	—	(9,502)

Income/(loss) from operations before income taxes	17,617	(4,749)	—	12,868
Income tax (benefit)/expense	(2,511)	(1,649)	—	(4,160)

Net income/(benefit)	$20,128	$(3,100)	—	$17,028

Net income per share:
Basic - net income	$0.37			$0.31
Diluted - net income	$0.37			$0.31
Weighted average number of common shares outstanding:
Basic	54,061			54,061
Diluted	54,834			54,834

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Year Ended April 30, 2019

	Historical SWBI (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma SWBI
Net sales	$638,277	$(156,942)	$—		$481,335
Cost of sales	412,046	(76,994)	—		335,052

Gross profit	226,231	(79,948)	—		146,283

Operating expenses:
Research and development	12,866	(4,858)	—		8,008
Selling, marketing, and distribution	57,263	(29,570)	—		27,693
General and administrative	107,650	(40,586)	—		67,064
Goodwill impairment	10,396	(10,396)	—		—

Total operating expenses	188,175	(85,410)	—		102,765

Operating income/(loss)	38,056	5,462	—		43,518

Other (expense)/income, net:
Other income/(expense), net	33	6	1,020	(B)	1,059
Interest expense, net	(9,351)	—	—		(9,351)

Total other (expense)/income, net	(9,318)	6	1,020		(8,292)

Income/(loss) from operations before income taxes	28,738	5,468	1,020		35,226
Income tax expense	10,328	(1,044)	266		9,550

Net income	$18,410	$6,512	$754		$25,676

Net income per share:
Basic - net income	$0.34				$0.47
Diluted - net income	$0.33				$0.47
Weighted average number of common shares outstanding:
Basic	54,483				54,483
Diluted	55,216				55,216

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Year Ended April 30, 2020

	Historical SWBI (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma SWBI
Net sales	$678,390	$(148,776)	$—		$529,614
Cost of sales	443,685	(79,761)	—		363,924

Gross profit	234,705	(69,015)	—		165,690

Operating expenses:
Research and development	12,362	(4,998)	—		7,364
Selling, marketing, and distribution	74,515	(32,538)	—		41,977
General and administrative	97,985	(31,952)	—		66,033
Goodwill impairment	98,662	(98,662)	—		—

Total operating expenses	283,524	(168,150)	—		115,374

Operating (loss)/income	(48,819)	99,135	—		50,316

Other (expense)/income, net:
Other income/(expense), net	83	21	2,428	(B)	2,532
Interest expense, net	(11,213)	—	—		(11,213)

Total other (expense)/income, net	(11,130)	21	2,428		(8,681)

(Loss)/income from operations before income taxes	(59,949)	99,156	2,428		41,635
Income tax expense	1,281	10,241	611		12,133

Net (loss)/income per share:	$(61,230)	$88,915	$1,817		$29,502

Net (loss)/income per share:
Basic - net (loss)/income	$(1.11)				$0.54
Diluted - net (loss)/income	$(1.11)				$0.53
Weighted average number of common shares outstanding:
Basic	54,983				54,983
Diluted	54,983				55,665

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

April 30, 2020

(Unaudited)

	Historical SWBI (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma SWBI
ASSETS
Current assets:
Cash and cash equivalents	$125,398	$(387)	$(25,000	)(C)	$100,011
Accounts receivable, net	93,433	(32,554)	—		60,879
Inventories	164,191	(60,450)	—		103,741
Other currents assets	10,433	(1,333)	—		9,100

Total current assets	393,455	(94,724)	(25,000)		273,731

Property, plant, and equipment, net	157,417	(9,677)	—		147,740
Intangibles, net	73,754	(68,715)	—		5,039
Goodwill	83,605	(64,582)	—		19,023
Other assets	20,730	(4,847)	554	(D)	16,437

	$728,961	$(242,545)	$(24,446)		$461,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,196	$(7,720)	$—		$31,476
Accrued expenses and deferred revenue	64,602	(6,924)	—		57,678
Other current liabilities	26,173	(2,728)	—		23,445

Total current liabilities	129,971	(17,372)	—		112,599
Notes and loans payable, net of current portion	159,171	—	—		159,171
Finance lease payable, net of current portion	39,873	—	—		39,873
Other non-current liabilities	12,828	(2,202)	554	(D)	11,180

Total liabilities	341,843	(19,574)	554		322,823

Commitments and contingencies
Stockholders’ equity:
Stockholders’ equity:	387,118	(222,971)	(25,000	)(E)	139,147

Total stockholders’ equity	387,118	(222,971)	(25,000)		139,147

	$728,961	$(242,545)	$(24,446)		$461,970

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)

Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations. Certain corporate overhead expenses that were not specifically related to the outdoor products and accessories business were excluded, as they did not meet the discontinued operations criteria.

(B)

Represents income generated from the sublease for occupying and utilizing approximately 59.0% of our distribution center in Boone, County Missouri, entered into with AOUT in connection with the Separation.

(C)	Represents the cash distribution to AOUT in connection with the Separation.

(D)	Represents pro forma adjustment for deferred income taxes after discontinued operations were removed.

(E)	Reflects the impact to our total stockholder’s equity from pro forma adjustments described in notes (C) above.